Gaming & Leisure Properties Inc. Revised Proposal to Acquire Pinnacle Entertainment’s Real Estate Assets Exhibit 99.2

Forward-looking statements in this document are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Gaming and Leisure Properties, Inc. (“GLPI”) (NASDAQ: GLPI) and its subsidiaries (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning the Company’s business strategy, plans, and goals and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could’ are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward- looking statements: the ultimate outcome of any potential transaction between GLPI and Pinnacle Entertainment, Inc. (“Pinnacle”) (NYSE: PNK) including the possibilities that GLPI will not continue to pursue a transaction with Pinnacle and that Pinnacle will not engage in further negotiations with respect to a transaction with GLPI; if a transaction between GLPI and Pinnacle were to occur, the ultimate outcome and results of integrating the assets that would be acquired by GLPI in the transaction; the effects of a transaction between GLPI and Pinnacle, including the post-transaction GLPI’s financial condition, operating results, strategy and plans; and additional factors discussed in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of the Company. The Company does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law. This presentation includes “Non-GAAP financial measures” within the meaning of SEC Regulation G. A reconciliation of all Non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found at www.glpropinc.com in the Recent News section and financial schedules available on the Company’s website. Forward Looking Statements 2 Gaming & Leisure Properties, Inc.

Additional Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and no tender or exchange offer for the shares of Pinnacle has commenced at this time. This communication relates to a proposal which GLPI has made for a business combination transaction with Pinnacle. In furtherance of this proposal and subject to future developments, GLPI (and, if a negotiated transaction is agreed, Pinnacle) may file one or more proxy statements, registration statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus, tender or exchange offer document or other document GLPI and/or Pinnacle may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GLPI AND PINNACLE ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER PROXY STATEMENT(s), REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Pinnacle and/or GLPI, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by GLPI and/or Pinnacle through the web site maintained by the SEC at http://www.sec.gov. Certain Information Regarding Participants GLPI and its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of GLPI’s directors and executive officers in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. Important Information for Investors and Security Holders 3 Gaming & Leisure Properties, Inc.

Material Value Enhancement to Prior Offer 4 0.5517 0.8500 Fixed Exchange Ratio 35.6 million 56.5 million (1) GLPI Shares Issued to Pinnacle $22.13 per share $31.65 per share Per Share Value for PropCo (3) Gaming operations of Pinnacle Gaming operations of Pinnacle + Belterra Park + 450 acres of developable land Pro Forma OpCo Gaming & Leisure Properties, Inc. $35.77 per share $47.48 per share Per Share Total Value to Pinnacle (4) $4.1 billion $5.0 billion * Excludes Belterra Park and 450 acres of developable land PropCo Implied Enterprise Value (2) +54% +20.9MM +$0.9Bn +$9.52 +$11.71 Prior Offer (3/9/15) Revised Offer (7/07/15) Notes (1) Includes 5.1MM shares issued for Pinnacle employee equity awards (2) Based on GLPI share price at time of offer (3) Based on enterprise value at close based on 14.7x pre-announcement GLPI EV/ EBITDA trading multiple (4) Based on indicative 7.5x OpCo trading multiple (consistent with methodology from 3/9/15 proposal) 1.9x 1.9x Adj. Property EBITDAR / Rent Coverage SAME

Why We Are Here Today 5  Since the March 9th announcement of our public offer, we have committed substantial time and resources to engage and negotiate a transaction with Pinnacle’s management team and advisors  Over the last several months, we have accomplished the following:  Completed confirmatory business, tax, accounting and legal due diligence  Drafted all definitive documentation, including the merger agreement and master lease agreement, which are in substantially final form and readily executable − Reflects extensive input received from Pinnacle’s management team and advisors over multiple rounds of negotiations  Prepared committed financing documentation ready for execution  We submitted a revised proposal on June 19th, which clearly articulated the substantial value creation to Pinnacle’s shareholders and our ability to finalize and execute all definitive documentation imminently  However, Pinnacle rejected our proposal and in many cases failed to even specifically identify its concerns, let alone offer any specific alternatives to address them  At this juncture, we are left with no other option than to disclose our revised transaction proposal directly to Pinnacle’s shareholders: − +54% increase in exchange ratio since our prior publicly announced offer − Total value of approximately $47.50 per share to Pinnacle shareholders (73% premium to Pinnacle’s pre-announcement share price) Gaming & Leisure Properties, Inc.

GLPI's Revised Proposal

Structure	• Pinnacle to spin-off 100% of its gaming operations, the Belterra Park real property and 450 acres of developable land ("OpCo") • Pinnacle's remaining real property assets (the remaining public entity, "PropCo") to be merged into GLPI • OpCo to enter into a triple-net Master Lease Agreement with GLPI (substantially similar to existing Penn National Gaming lease)
Consideration	• Pinnacle shareholders to receive a fixed ratio of 0.8500 shares of GLPI common stock for each share of Pinnacle stock • Existing Pinnacle shareholders and employee equity award holders will receive 56.5 million shares in GLPI or ~28% of GLPI on a pro forma basis, and maintain 100% ownership in OpCo
Transaction Value	• Implied purchase price for PropCo of $5.0Bn, implying a 13.3x EV / 2016E lease income multiple
Incremental Value to OpCo	• Retention by OpCo of 100% ownership in Belterra Park would permit OpCo shareholders to: (i) benefit from any revenue growth and/or improvements in operating performance, (ii) enjoy the assumed tax benefits of the property's depreciation and operating losses and (iii) reduce the OpCo spin tax liability • OpCo would also retain approximately 450 acres of developable land adjacent to real estate being acquired in Lake Charles, Baton Rouge and Central City
Pro Forma Capitalization	• Pro forma GLPI leverage of no more than 5.5x, with any remainder funded with common equity • Pro forma OpCo debt of $1,027MM (4.2x pro forma 2015E leverage)
Financing	• Fully committed financing; the transaction will not be subject to any financing contingency
Timing	• Expected transaction close within approximately 6 months of signing

Value Creation	• Value to Pinnacle shareholders of approximately $47.50 per share at closing
	  ○ 73% premium to Pinnacle's pre-announcement share price of $27.42 (March 6, 2015)
	  ○ 27% premium to Pinnacle's current share price (a share price that is reflective of prior public announcements regarding a potential transaction)

6 Gaming & Leisure Properties, Inc.

Benefits of GLPI Proposal

Superior Value Creation

- Material enhancement to prior offer, including 54% premium to prior fixed exchange ratio
- Approximately $47.50 per share in value to Pinnacle shareholders - substantial premium to recent Pinnacle trading levels and prior offer

Reduced Management Burden

- Ability for Pinnacle's management to devote attention towards optimizing performance of gaming operations
- Eliminates requirement to identify and appoint senior executive leadership (and substantial associated costs)

GAMING & LEISURE PROPERTIES, INC

Greater Transaction Certainty

- GLPI has a transaction that is ready to sign and execute now
- Financing commitments ready for execution
- Pinnacle is currently over-levered and would be reliant upon a significantly dilutive equity raise to accomplish a transaction on a similar timeline to that of GLPI's proposal

Creation of an Industry Leader

- Combined business, of which Pinnacle shareholders / employee equity award holders would own ~28%, would constitute 3rd largest publicly traded triple-net REIT
  - Extensive scale with diversified tenant base
  - Broad financial resources with access to far-ranging opportunities
  - 2x+ the assets & cash flows of standalone Pinnacle PropCo
- Pro forma GLPI will have a stronger, more stable currency and trade at a quantifiable premium to standalone Pinnacle PropCo

7 Gaming & Leisure Properties, Inc.

$22.13 $36.00 $31.65 $13.64 $15.83 $27.42 $35.77 $37.46 $47.48 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $55 Pre-Announcement Share Price 3/9/15 Offer Median Price Target Current Share Price Current Proposal Superior Value Creation to Pinnacle 8 Gaming & Leisure Properties, Inc. Pinnacle Share Price Comparison Value in OpCo Value in PF GLPI Prior Current

We Are Prepared to Enter into An Agreement Now 9 Gaming & Leisure Properties, Inc. Key Workstreams Complete?  • Confirmatory Due Diligence • Merger Agreement • Master Lease Agreement • Separation Agreement • Tax Matters Agreement • Employee Matters Agreement • Financing Commitment       GLPI has devoted significant resources over the past several months negotiating definitive documentation with Platinum – documents we believe are readily executable

Creation of a Triple Net REIT Industry Leader… 10 Gaming & Leisure Properties, Inc. Enterprise Value $Bn 18.6 16.4 12.1 10.8 8.6 7.2 5.3 4.9 0 5 10 15 20 25 American Realty Realty Income PF GLPI W.P. Carey Spirit Realty National Retail EPR Pinnacle Standalone REIT (1) (1) Based on 14.7x pre-announcement GLPI EV / EBITDA trading multiple (2) Based on median research estimated Pinnacle standalone REIT EV / EBITDA trading multiple of 13.5x (1) (2)

16.9x 15.9x 14.7x 14.3x 13.6x 13.9x 12.8x 12.7x 12.6x 12.4x 11.8x 11.8x 11.5x 11.2x 6 8 10 12 14 16 18 20 Realty Income National Retail W.P. Carey American Realty Spirit Realty STORE Capital Agree Realty EPR STAG Chambers Street Lexington Corporate Select Income Gramercy Getty Realty …Which Is Expected to Result in A Premium Valuation Multiple 11 Gaming & Leisure Properties, Inc. EV / 2016E EBITDA Multiples Large-Cap Triple Net REIT (1) Mid-Cap Triple Net REIT (x) (1) Large-cap defined as triple net REITs with enterprise value greater than $7.0Bn Mean: 15.1x Mean: 12.3x

A Compelling Proposal to Shareholders Ability to Execute Transaction Now Fully Committed Financing Trade with Premium Sector Valuation Established Public Currency          (PropCo) (Standalone Plan) Ce rt a inty & A pp rov a ls V a lu a ti o n Supportive Investor Base  Gaming & Leisure Properties, Inc. 12 Retain 100% OpCo Ownership Retain OpCo Management PropCo Management In Place         O pe ra ti o n s Diversified Tenant Credit Strength

Conclusion 13  Following discussions with Pinnacle’s management team and advisors, we are even more convinced of the compelling strategic rationale our transaction provides, and the significant advantages it offers relative to Pinnacle’s announced standalone separation plan  GLPI’s current proposal represents a significant increase in value relative to the March 9th proposal  In addition to the compelling value delivered to Pinnacle’s shareholders, our proposal creates financially attractive, strategically nimble and well-capitalized entities in both GLPI and Pinnacle OpCo pro forma for the transaction  We have worked diligently to negotiate and document a balanced transaction that delivers significant value to both sets of shareholders and have delivered Pinnacle’s management team and advisors a set of transaction documents that are executable  We encourage Pinnacle’s management team and Board to act in the best interests of its shareholders and stand ready to work in earnest towards finalizing the transaction Gaming & Leisure Properties, Inc.

Supporting Materials 14 Gaming & Leisure Properties, Inc.

Detailed Transaction Mechanics

Step 1: Taxable Spin of OpCo



Pinnacle Shareholders
OpCo Stock
Pinnacle
Stock
OpCo (1)
PropCo

Debt: $1,027MM + $2,648M = Total: $3,675 (2)

Pinnacle 2016E Projections (3)

2016E	$MM
Adj. Property EBITDAR	$706
Lease Payment	(377)
Corporate Expenses	(80)
PF OpCo Adj. EBITDA	$249
Adj. Property EBITDAR Lease Coverage	**1.9x**
Adj. Corporate EBITDAR Lease Coverage	**1.7x**

- Pinnacle separates OpCo assets into a new corporation through a taxable spin
  - Assumes pro forma OpCo debt of $1,027MM (implied pro forma 2015E leverage of 4.2x)

Step 2: All Stock Merger of GLPI / Pinnacle PropCo



Pinnacle Shareholders
GLPI Shareholders
GLPI Equity (57MM shares)
100%
Pinnacle
GLPI
Pinnacle PropCo Equity ($2,072MM equity)
OpCo
PropCo

	$MM
Offer Value	**$5,014**
Implied PropCo Debt	(2,648)
Debt Breakage Costs	(181)
Accrued Interest	(49)
Taxes (4)	(32)
Transaction Expenses (5)	(32)
Equity to Pinnacle	**$2,072**
Current GLPI Share Price	$36.67
Shares Issued to Pinnacle Shareholders / Equity Award Holders	**57**

- Concurrent with closing of OpCo spin, GLPI merges with remaining public Pinnacle PropCo for all stock consideration and assumes all PropCo debt

Outcome



Pinnacle Shareholders
Existing GLPI Shareholders
New Primary Shareholders
57MM shares (28% ownership)
118MM shares (57% ownership)
31MM shares (15% ownership)
100%
Lease Payments
GLPI
OpCo
Existing Business
PropCo

	$MM
Acquisition Debt	$2,010
New Primary Equity	1,042
GLPI Shares Issued to Pinnacle Shareholders & Equity Award Holders	2,072
Total Transaction (Including Fees & Taxes) (6)	**$5,124**

- Pinnacle shareholders own 100% of OpCo as well as a material equity interest in GLPI
- Pro forma GLPI debt of $4.5Bn
  - Existing debt of $2.5Bn
  - Incremental acquisition debt of $2.0Bn

Notes
(1) Includes real property assets of Belterra Park Gaming and Entertainment and 450 acres of developable land
(2) Estimated 2015E debt
(3) Based on consensus Wall Street estimates
(4) Includes OpCo spin taxes of $11MM and other taxes of $21MM
(5) Includes Pinnacle transaction fees of $25MM, lease assignment costs of $2MM, cash for performance units of $2MM and Medicare costs on equity awards of $3MM
(6) Includes GLPI transaction fees and expenses

15 Gaming & Leisure Properties, Inc.

Pro Forma Ownership 16 Gaming & Leisure Properties, Inc. 57% 28% 15% Pro Forma Ownership GLPI Existing Shareholders Pinnacle Stockholders & Equity Award Holders New Primary GLPI Shareholders Shares (MM) Estimated Standalone GLPI Shares Outstanding (YE 2015) 118 New Shares Issued to Pinnacle Stockholders / Equity Award Holders Pinnacle Basic Shares Outstanding 61 Net Share Settled Options 4 Shares Underlying RSUs / PSUs 2 Total Shares 67 Exchange Ratio 0.8500 New GLPI Shares Issued 57 New Primary Equity Required Required Primary Equity Issuance $1,042 New GLPI Shares Issued 31 Pro Forma GLPI Ownership Existing GLPI Shareholders 118 Pinnacle Stockholders / Equity Award Holders 57 New Primary GLPI Shareholders 31 Total Pro Forma GLPI Shares Outstanding 205

Value Creation Comparison

$MM, except per share values	3/9/2015 Offer	Pro Forma 3/9/15 Offer (1)	Revised Offer
PropCo Value Per Share			
GLPI 2016E Adjusted EBITDA	$446	$446	$446
Pro Forma 2016E PropCo Adj. EBITDA	365	358	377
Pro Forma 2016E GLPI Adjusted EBITDA	$810	$804	$823
Trading Multiple (2)	14.7x	14.7x	14.7x
Pro Forma GLPI Enterprise Value	$11,902	$11,797	$12,086
Less: Debt	(4,775)	(4,775)	(4,486)
Plus: Cash	30	30	30
Pro Forma GLPI Equity Value	$7,157	$7,052	$7,630
Pro Forma GLPI Shares	178	178	205
Pro Forma GLPI Share Price	$40.11	$39.52	$37.23
Exchange Ratio	0.5517	0.5517	0.8500
PropCo Value per Share to Pinnacle (3)	**$22.13**	**$21.80**	**$31.65**
Pro Forma OpCo (4)			
2016E Pinnacle Adjusted EBITDA	$609	$609	$626
Less: Lease Payment	(365)	(358)	(377)
2016E OpCo Adjusted EBITDA	$244	$251	$249
Trading Multiple	7.5x	7.5x	7.5x
OpCo Enterprise Value	**$1,833**	**$1,887**	**$1,868**
Less: Debt	(1,107)	(1,107)	(1,027)
Implied PF 2015E Leverage (5)	*4.5x*	*4.5x*	*4.2x*
Plus: Cash (6)	165	165	111
Less: Non-Controlling Interest	(11)	(11)	(11)
Plus: Value of Belterra Park Real Estate	--	--	75
Plus: Value of Excess Land Staying at OpCo	--	--	30
OpCo Equity Value	**$880**	**$934**	**$1,046**
Pinnacle Shares Outstanding (7)	64.5	64.5	66.0
Implied OpCo Value per Share to Pinnacle	**$13.64**	**$14.48**	**$15.83**
Implied Total Value per Share	**$35.77**	**$36.28**	**$47.48**

Notes:
(1) Assumes 2016E represents Year 1 rent of $358MM (prior 3/9/15 offer assumed 2015E represented Year 1 rent with 2% escalator for 2016E)
(2) GLPI pre-public offer announcement EV / EBITDA trading multiple
(3) Based on indicative 7.5x OpCo trading multiple (consistent with methodology from 3/9/15 proposal)
(4) Pinnacle Adjusted EBITDA figures based on research estimates (adjusted for lease payments)
(5) Based on pro forma 2015E OpCo Adjusted EBITDA of $246MM in 3/9/15 offer and $244MM in revised offer
(6) Cash of $165MM in 3/9/15 offer and $159MM in revised offer and pro forma 3/9/15 offer (per filings); revised offer adjusted for $25MM of transaction fees, $21MM of incremental assumed taxes and $2MM of lease assignment costs
(7) Based on Pinnacle fully diluted shares outstanding for 3/9/15 offer; revised offer based on Pinnacle basic shares outstanding and dilution from equity awards

17 Gaming & Leisure Properties, Inc.

Sources & Uses and Pro Forma Capitalization

Pinnacle Sources & Uses

$MM

Sources	
New Equity in GLPI	$2,072
New Equity in OpCo	1,046
Cash Proceeds from GLPI	2,942
New OpCo Debt (4.2x PF Leverage)	1,027
Pinnacle Cash on Balance Sheet (1)	48
Rollover 2015E Non-Controlling Interest	(11)
Total Sources	**$7,124**

Uses	
PropCo Equity Value	$2,072
Spin-Off OpCo Equity Value	1,046
Refinance Existing Pinnacle 2015E Debt	3,675
Estimated Debt Breakage Costs	181
Other Tax Items	42
Cash for Performance Units Granted in H1 2015	2
Medicare Costs on Equity Awards	3
Lease Assignment Costs	4
OpCo Spin Taxes	11
Illustrative Pinnacle Transaction Fees	50
Accrued Interest	49
Rollover 2015E Non-Controlling Interest	(11)
Total Uses	**$7,124**

GLPI Pro Forma Capitalization

$MM

	2015E	Trans. Adj.	PF 2015E
Cash	$30	--	$30
Total Debt	$2,476	$2,010	$4,486
2015E Adjusted EBITDA	439	377	816
Total Debt / Adjusted EBITDA	5.6x		5.5x
Existing GLPI Shares / Ownership %	*118*	--	57%
Pinnacle Shares / Ownership %	**--**	**57**	**28%**
New Primary Shares / Ownership %	--	31	15%

Pinnacle OpCo Pro Forma Capitalization

$MM

	2015E	Trans. Adj.	PF 2015E
Cash	$159	(48)	$111
Total Debt	$3,675	($2,648)	$1,027
2015E Adjusted EBITDA	621	(377)	244
Total Debt / Adjusted EBITDA	5.9x		4.2x
Pinnacle Shares / Ownership %	**66**		**100%**

Note:
(1) Pinnacle cash on balance sheet utilized to pay OpCo's portion (50%) of the following uses: transaction fees, agreed-upon tax items and lease assignment costs

18

Gaming & Leisure Properties, Inc.

Master Lease Terms Between GLPI and Pinnacle OpCo 19 Gaming & Leisure Properties, Inc. Term and Termination • 10 years, with five 5-year extensions at Pinnacle OpCo’s option • Causes for termination by lessor include lease payment default, bankruptcy and/or loss of gaming licenses • At the end of the lease term, Pinnacle OpCo will be required to transfer the gaming assets (including the gaming licenses) to successor tenant for fair market value, subject to regulatory approval • Provisions for orderly auction-based transition to new operator at the end of the lease term if not extended • “Triple Net” Master Lease: Pinnacle OpCo is responsible for maintenance capital expenditures, property taxes, insurance and other expenses • All properties subject to the lease to be cross-defaulted / guaranteed by Pinnacle OpCo • OpCo is responsible for acquisition, maintenance, operation and disposition of all (including gaming) FF&E and personal property required for operations Lease Structure • Year 1 rent of $377.0MM comprised of (1): – Fixed building rent of $289.0MM with annual escalators (subject to minimum rent coverage of 1.8x); plus: – Fixed land rent of $44.0MM; plus: – Percentage rent component for the facilities of $44.0MM reset every 2 years equal to 4% of the excess (if any) of the average net revenue for such facilities for the trailing two years over a baseline Rent • Pinnacle OpCo required to maintain properties and spend a minimum of 1% of net revenues on maintenance capital (including FF&E and capitalized personal property required for operations) annually • Structural projects generally require GLPI consent, not to be unreasonably withheld • GLPI to provide requisite financing for future capital projects if requested by Pinnacle at terms mutually agreeable to both parties Capital Expenditures • Obligations under the Master Lease are guaranteed by Pinnacle OpCo and certain of its subsidiaries • Certain rights of first offer as well as radius restrictions on competition Other Note: (1) To be updated upon finalizing a transaction based on Pinnacle’s trailing 12 month net revenues

Appendix: Definitions and Reconciliation of Non- GAAP Measures to GAAP 20 Gaming & Leisure Properties, Inc.

Definitions and Reconciliation of Non-GAAP Measures to GAAP  Adjusted EBITDA, or earnings before interest, taxes on income, stock-based compensation, management fees, depreciation, amortization, and gains and/or losses on dispositions of property is not a measure of performance or liquidity calculated in accordance with GAAP  Adjusted EBITDA information is presented as a supplemental disclosure. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, dividend payments, taxes and debt principal repayments, which are not reflected in adjusted EBITDA.  Adjusted EBITDA is presented as a supplemental disclosure as this measure is considered by many to be a better indicator of the Company’s operating results than net income (computed in accordance with GAAP). A reconciliation of the Company’s adjusted EBITDA to net income (computed in accordance with GAAP) is included in the Company’s news announcements and financial schedules available on the Company’s website.  Adjusted EBITDAR is Adjusted EBITDA excluding rent  Funds From Operations (“FFO”) is equal to net income, excluding gains or losses from dispositions of property, and real estate depreciation  FFO is defined by NAREIT (the National Association of Real Estate Investment Trusts, the trade organization for REITs) as “the most commonly accepted and reported measure of REIT operating performance.”  Adjusted Funds From Operations (“AFFO”) is defined as FFO excluding stock based compensation expense, the amortization of debt issuance costs and other depreciation reduced by maintenance capex.  A reconciliation of FFO and AFFO to net income (computed in accordance with GAAP) is included in the news announcements and financial schedules available on the Company’s website.  FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and are not indicative of cash available to fund all cash flow needs.  Notwithstanding the foregoing, GLPI’s measures of adjusted EBITDA, FFO and AFFO may not be comparable to similarly titled measures used by other companies 21 Gaming & Leisure Properties, Inc.

Gaming & Leisure Properties Inc. Proposal to Acquire Pinnacle Entertainment’s Real Estate Assets